                                                                   EXHIBIT 10.22
                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is made and effective as of the 1st day of April, 1996, by and between Elcom International, Inc. ("Elcom" or the "Company"), a Delaware corporation with its principal place of business at Ten Oceana Way, Norwood, Massachusetts 02062 (the "Company"), and James Rousou, currently residing in temporary quarters in the Boston, Massachusetts area (the "Executive").

                                   WITNESSETH:

                  WHEREAS, the Executive wishes to become employed by the Company as the Chief Executive Officer of one of its subsidiaries; and

                  WHEREAS, the Company desires to employ Executive consistent with the terms of this Agreement, and to ensure, to the extent possible, that certain knowledge gained by the Executive in association with his employment with the Company is not used to the detriment of the Company; and

                  WHEREAS, the Executive and the Company (the "Parties") desire to enter into an agreement expressly indicating the terms and conditions of their relationship.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Executive agree as follows:

                  1. Duties. The Company hereby employs Executive to be Chief Executive Officer of Catalink Direct, Inc. ("Catalink"), and Corporate Executive Vice President of the Company. Executive shall report directly to Robert J. Crowell the Chairman and Chief Executive Officer of the Company and Chairman of Catalink ("Chairman"). During the course of his employment, Executive shall have the responsibility to perform such duties, consistent with such position, as generally described below and as may be assigned to him by the Chairman of Catalink and/or the Chairman and Chief Executive Officer ("CEO") of Elcom International, Inc. ("EI") and/or the Board of Directors of the Company. During the Employment Period, Executive agrees to devote full business time and best efforts to the business activities and welfare of the Company.

                  Executive will assume direct line responsibilities for Catalink. The Chairman reserves the right to reassign duties of the Executive as appropriate or necessary. It is anticipated that Executive may be assigned additional responsibilities by the Chairman and CEO of Elcom if appropriate as determined by the Chairman and/or by the Board of Directors.

                  2. Term. This Agreement's term shall begin on the date hereof and continue for eighteen months (the "Term") and terminate on September 30, 1997 but will automatically renew each term unless the Executive or the Company notifies the other party six months prior to the end of each employment year (ending April 1st).

                  3. Salary. During the course of employment for the term specified in Section 2, unless sooner terminated hereunder (the "Employment Period"), the Company will pay Executive for his performance of the duties specified herein an annual base salary of at least $190,000 per year payable in the manner that the Company normally pays its employees.

                  4. Board of Directors. Notwithstanding any other provision herein contained, the Company shall cause Executive to be nominated for election to serve as a Director of, the Board of Directors of the Company. There can be no assurance however, that the shareholders of the Company will vote Executive on the Board.

                  5. Benefits.

                  A. Vacations/Time Off. During the course of employment, Executive shall be entitled to accrue five (5) weeks of time off for vacations, to be taken at a time or times acceptable to the Chairman and otherwise consistent with the terms and conditions of this Agreement.

                  B. Additional Compensation. Executive shall be eligible to participate in a bonus program, designed by the Chairman after consultations with Executive, whereby Executive shall have the opportunity to earn a bonus of up to 30% of his then-current annual base salary based on goals and objectives assigned by the Chairman, with a (preliminary) bi-annual advance of such bonus to be paid to Executive based on progress towards achievement of such goals as determined by the Chairman and/or the Compensation Committee. This bonus program shall be superseded when the Company implements its Executive Profit Performance Bonus Plan in which Executive shall be eligible to participate and in which Executive shall have the opportunity to achieve bonus levels no less than those in effect at such time; provided that no guarantee of the achievement of such bonus opportunities shall be inferred. The Executive shall also be eligible to participate in incentive, profit-sharing, annual cash bonus, deferred compensation, incentive stock options, supplemental retirement and any other similar plans, if any, maintained by the Company for the benefit of its executives generally, in accordance with the eligibility and other terms thereof and at the discretion of the Board of Directors and/or the Compensation Committee thereof.

                  C. Other Executive Fringe Benefits. The Executive shall be included to the extent eligible thereunder in Company benefit plans providing group life insurance, hospitalization, medical, pension, financial services and any and all other similar or comparable benefits at least to the extent they may be in effect for other executives of the Company generally from time to time during the Employment Period.

                  D. Fringe Benefits. Nothing in this Agreement shall adversely affect the rights of the Executive or his beneficiaries under the present or any future retirement, profit-sharing, insurance, or other fringe benefit or compensation plans or arrangements which the Company now has or may adopt for its employees in which Executive is a participant, and no rights of the Executive thereunder shall be forfeited by any action set forth in this Agreement unless so provided in such plans or arrangements.

                  E. Payment of Compensation. The annual base salary described in Section 3 hereof shall be paid throughout the term of this Agreement subject to the following:

                           i. Such compensation shall terminate upon the Executive's death, disability (as defined in Section 6.B), resignation, or upon the termination of the Executive's employment by the Company "For Cause" as described in
                                    Section 6.E hereof; and

                           ii. Such compensation shall not terminate, but rather shall continue to be paid in accordance with Section 7 for a period of twelve months upon the termination of the Executive's employment by the Company "Without Cause" (defined as other than For Cause or Death or "Disability" (as defined in Section 6.B)).

                  6.       Termination of Employment.

                           A.       Death.

                  If the Executive shall die during the term of this Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's death.

         B.       Disability.

                  If the Executive shall become "disabled" (as herein defined) during the term of this Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date the Executive is determined to be disabled, except that the provisions of Sections 9 through 13 hereof shall survive any such termination. The term "disabled" as used in this Agreement shall mean Executive's inability, due to a mental or physical condition, to continue to provide services to the Company substantially consistent with past practice for a period of at least ninety (90) consecutive days, as evidenced by a written certification as to such condition from a physician (which shall not be Executive's physician) mutually acceptable to the Executive and the Company's Board of Directors, using reasonable good faith judgment.

         C.       Continuation of Executive Benefits.

                  The death, disability or other termination of employment of the Executive, whether or not voluntary shall not adversely affect the Executive or his beneficiaries' rights to any then-vested benefits under any life insurance, death benefit, pension, profit sharing, stock option, medical, deferred compensation, supplemental executive retirement plan or other employee benefit plan or arrangement except as may be provided in such plan or arrangement, and if termination of employment occurs by reason of Executive's death, such continued benefits shall be paid to his estate or designated beneficiaries.

         D.       Resignation.

                  If the Executive voluntarily leaves the employ of the Company during the term of this Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment, except as provided in Section 6.F and except that the provisions of Sections 9 through 13 hereof shall survive any such termination.

         E.       Termination by Company.

                  The Company may terminate the Executive's employment at any time "For Cause" (as hereafter defined), in which case the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment, except that the provisions of Sections 9 through 13 hereof shall survive any such termination. Executive may not be terminated "without cause" without a majority vote of the outside members of the Board of Directors in which case, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment subject to the Company providing any continuing payments specified in Section 5, and except that the provisions of Sections 9 through 13 hereof shall survive any such termination.

                  As used herein, the words "For Cause" shall be deemed to mean the following: (i) the Executive's alleged involvement in any felony, or crime, via indictment or written complaint, or any alleged crime in connection with his employment by the Company (including theft of Company assets) which may cause the Company or any affiliated company a detriment determined by the Chairman or the Board of Directors; or (ii) the Executive's refusal to submit to a medical examination within forty-five (45) days of being directed to do so in writing by the Board of Directors to determine whether the Executive is disabled under
Section 6.B hereof; or (iii) gross insubordination or the Executive's failure to take actions permitted by law and necessary to preserve the welfare of the Company, implement strategies or policies of the Company which the Chairman has communicated to him and which are consistent with his position and duties, following 24 hours written warning of such failure; or (iv) any condition which either resulted from the Executive's drunkenness or use of any drug or narcotic, or resulted from any injury which drunkenness or drug or narcotic use or self inflicted injury has adversely affected the Executive's performance; or (v) acting in breach or contravention of the confidentiality, non-competition, non-disclosure or non-solicitation covenants set forth in Sections 10, 11 and 12 hereof.

         F.       Notice of Termination.

                  Any termination of the Executive's employment by the Company or by the Executive under Sections 6.D or E above shall be communicated by written Notice of Termination to the other party hereto, which shall set forth the effective date and time of such termination (not earlier than the date of mailing, or delivery by other means, of the notice).

                  7. Compensation Upon Involuntary Termination Other Than For Cause. If the Executive's employment with the Company shall be terminated (i) during the Employment Period by the Company other than For Cause or Death or Disability (as defined in Section 6.B); then the Executive shall be entitled to the severance payment provided below:

                           i. the Company shall pay the Executive the amount described in Section 5. E (ii) hereof, determined as of the date of his termination of employment, on otherwise normal payment dates through the date that is twelve months after the date of termination; and

                           ii.      twelve months base salary in a lump sum; and

                           iii. any accrued performance bonus (which has been granted) through the date of termination of Executive's employment.

                  Nothing in this Agreement shall be construed as amending any compensation or fringe benefit plan or arrangement of the Company. All rights of the Executive under any such plans or arrangements upon his termination of employment must be determined under the terms of such plans or arrangements at the time of the Executive's termination of employment. Executive expressly agrees not to discuss, except with his official advisors, any information or aspects of his employment regarding the Company or his termination circumstances and further, in addition to the Company immediately canceling any and all remaining severance payments, agrees that injunctive relief may be granted.

                  8. Expenses. The Company shall reimburse Executive for reasonable business expenses incurred by him on behalf of the Company and documented according to the Company's policies in the performance of his duties as specified herein. Executive shall furnish the Company with the documentation in connection with such expenses required by the Internal Revenue Code and the regulations promulgated thereunder.

                  In connection with Executive's relocation to the Boston area, the Company shall reimburse Executive for reasonable relocation costs and expenses including the following:

                  - closing costs on Boston area residence, including up to one point for a Boston area mortgage.


                  -        actual moving costs.

                  - reasonable temporary residence costs (which costs must be pre-approved by the Chairman).

                  - reasonable "house hunting" costs which are pre-approved by the Chairman. Such costs shall include trips to the Boston area to review residential housing prospects and/or locations and associated costs thereof.

                  In addition, the Executive shall be entitled to receive four
(4) business class round trip flights to the United Kingdom for his wife, Linda Rousou. In addition, the Executive shall be reimbursed up to Two Thousand Dollars ($2,000) per year for filing United States tax returns for any year.

                  9. It shall be part of the normal duties of the Executive at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company and each Group Company might be improved and promptly to give to the Board full details of any invention, discovery, design or improvement which he may from time to time make or discover in the course of his duties and to further the interests of the Company's undertaking with regard thereto and the Executive hereby agrees that the sole ownership of any invention, discovery, design or improvement aforesaid and all proprietary rights therein discovered or made by him (whether alone or jointly with others) at any time during his engagement hereunder, shall belong free of charge and exclusively to the Company or as it may direct.

                  10. Noncompetition. Executive agrees that during the twenty-four (24) month period commencing on the date of his/her cessation of employment with the Company, or the last date on which he is paid by the Company, (the "Noncompetition Period") (which for purposes of Sections 9, 10 and 11, 12, of this Agreement shall mean the Company and any affiliates controlling, controlled by or under common control with EI, including their predecessors), he or she will not, without prior written consent of the Chairman of the Company, either directly or indirectly, in any capacity whatsoever, (a) compete with the Company by soliciting the sale of personal computer products (such as computers, printers, monitors, software, etc.) to any customer (including affiliates of such customer) of the Company by whatever method or (b) operate, control, advise, be employed and/or engaged by, perform any consulting services for, invest in (other than the purchase of no more than 5 percent of the publicly traded securities of a company whose securities are traded on a national stock exchange) or otherwise become associated with, any person, company or other entity who or which, at any time during the Noncompetition Period, competes with the Company via the use of an electronic ordering methodology as defined herein.

                  As used in clause (b) above, "compete" is defined as the marketing, distribution or sale of desktop, laptop, notebook or other commonly called "personal computer" equipment, software, services, peripherals or accessories by any company or entity or subdivision thereof in the geographical area in which the Company maintains offices, sales agents, or otherwise conducts business. The Executive further expressly represents and understands that if Executive's employment is terminated, the Noncompetition Agreement will prohibit the Executive from future employment with companies that compete with the Company, as defined in this Noncompetition Agreement, and as such, might theoretically constrain some of the Executive's overall possibilities for future employment. By Executive's signature to this Noncompetition Agreement, Executive expressly represents that his or her training, education and background are such that his or her ability to earn a living shall not be impaired by the restrictions in this Noncompetition Agreement. The definition of compete can be modified by mutually agreed addendum, if and when the Company enters additional types of lines of businesses.

                  11. Nondisclosure. Executive agrees during the ten year period (the "Nondisclosure Period") commencing on the date of his cessation of employment with the Company, or the date on which he is last paid by the Company, whether or not under this Agreement at all times to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena, in a governmental proceeding, arbitration, or pursuant to other requirement of law) any and all knowledge, technical information, business information, developments, trade secrets, know-how and confidences of the Company or its business, including, without limitation, (a) any information or business secrets relating to the products, customers, strategies, business, conduct or operations of the Company, its subsidiaries or any of their respective clients, customers, consultants, providers, licensors or licensees (collectively, "Company Affiliates"); (b) any information regarding any current or prior employees of the Company or any of its affiliates (except where a job reference has been requested by an ex-employee in writing and the employee asked to give such reference consents; (c) the existence or betterment of, or possible new uses or applications for, any of the Company's products or services or those of any Company Affiliates; (d) any of the Company's customer lists, pricing and purchasing information or policies of the Company or any Company Affiliates; and
(e) any methods, ways of business etc., used in the use, sale or marketing of the Company's products or services or those of any Company Affiliates, (collectively, "Confidential Information") of which he or she has acquired knowledge during or after his or her employment with the Company, to the extent that such matters (i) have not previously been officially made public or are not thereafter made public, or (ii) do not otherwise become available to Executive, in either case, via a source not bound by any confidentiality obligations to the Company or Company Affiliates. The phrase "made public" as used in this Agreement shall apply to matters within the domain of the general public or the Company's industry. During the Nondisclosure Period, Executive agrees not to use, directly or indirectly, such knowledge for his/her own benefit or for the benefit of others and agrees not to disclose any of such Confidential Information without prior written consent of the Company. At the cessation of employment with the Company, the Executive agrees to promptly return all Company property to the Company as well as any and all Confidential Information which relates in any way to any of the foregoing items covered in this paragraph and to destroy any transcripts or copies the Executive may have of such Confidential Information unless an alternative method of disposition is approved by the Company.

                  12. Nonsolicitation/Noninterference. Executive agrees that during the two (2) year period (the "Nonsolicitation Period"), commencing on the date of his/her cessation of employment with the Company, or the last date on which he is paid by the Company, he or she will not at any time, without prior written consent of the Company, discuss employment opportunities with an employee, directly or indirectly solicit, induce, or attempt to solicit or induce any employee, former employee (as herein defined), agent, consultant, or other representative or associate of the Company for the purpose of providing employment opportunities with any entity or to terminate his/her relationship with the Company. Executive further covenants and agrees that, during the Nonsolicitation Period, he or she will not, without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any actual or prospective licensors, licensees, customers or suppliers of the Company to terminate, alter or change its relationship with the Company or otherwise interfere with any relationship between the Company and any of its actual or prospective licensors, licensees, suppliers or customers or their employees or former employees. A "former employee" shall mean any person who was employed by the Company at any time during the one (1) year period prior to Executive's cessation of employment with the Company.

                  13. Severability. In the event that Sections 10, 11, and 12 hereof shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, the parties hereto agree that such court(s) may exercise its discretion in reforming such provision(s) to the end that Executive shall be subject to noncompetition, nondisclosure and nonsolicitation/noninterference covenants that are reasonable under the circumstances and enforceable by the Company.

                  14. Merger, Reconstruction or Acquisition. In the event that the Company shall merge with another company and shall not be the surviving corporation, the Executive shall be entitled to, and have the option to accept, a position with the acquiring or surviving company on terms not less favorable in all material respects than the term of this Agreement. If the acquirer or surviving corporation does not wish to employee Executive under materially the same terms of this Agreement, or if the Executives elects not to accept an offer by the acquiror or surviving entity, for any reason, then the acquiring company or surviving corporation shall be obligated to pay two (2) year's base salary in a lump sum

                  15. Acknowledgment. Executive specifically acknowledges that the covenants set forth herein restricting competition, disclosure and solicitation/interference are reasonable, appropriate and necessary as to duration, scope and geographic area in view of the nature of the relationship between Executive and the Company and the investment by the Company of significant time and resources in the training, development and employment of Executive. Executive warrants and represents that in the event that any of the restrictions set forth in these covenants become operative, he will be able to engage in other activities for the purpose of earning a livelihood, and shall not be impaired by these restrictions.

                  Executive further acknowledges that the remedy at law for any breach of these covenants, including monetary damages to which the Company may be entitled, will be inadequate and that the Company, its successors and/or assigns, shall be entitled to injunctive relief against any breach without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies which the Company may have for any such breach.

                  Executive acknowledges and agrees that the references in the foregoing Sections 10, 11, and 12 to the "Company" are intended to be applicable to, and for the benefit of, any affiliated entity controlling, controlled by or under common control with the Company and any predecessors thereof, and such term for all purposes thereof shall include any such entities.

                  16. Governing Law. This Agreement shall be governed and performed in accordance with, and only to the extent permitted by, the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth of Massachusetts.

                  17. Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns subject to the conditions cited in Sections 6.D and 6.E giving rise to the Executive's right to terminate this Agreement. If substantially all the assets of the Company are sold or otherwise transferred to another corporation or party, it shall be a condition to such sale or transfer that the transferee agrees to expressly assume the obligations hereunder such that the provisions of this agreement shall be binding upon and inure to the benefit of the corporation to which such assets shall be sold or transferred and this provision shall apply in the event of any subsequent sale or transfer. Neither the Company nor Executive shall assign this Agreement without the prior written consent of the other party hereto.

                  18. Entire Agreement; Amendments; Waivers. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and replaces or supersedes any previous agreement on such subject matter. It may not be changed orally, but only by agreement, in writing, signed by each of the parties hereto. The terms or covenants of this Agreement may be waived only be a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of the Company at any time, or from time to time, to require performance of any of Executive's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

                  19. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  20. Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                                       ELCOM INTERNATIONAL, INC.

                                                       "Company"


                                                       /s/ Robert J. Crowell
                                                       ---------------------
                                                       Robert J. Crowell
                                                       Chairman and CEO


                                                       "Executive"


                                                       /s/ James Rousou
                                                       ---------------------
                                                       James Rousou